Exhibit 99.1
ChargePoint Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results

•Fourth quarter fiscal 2025 revenue of $102 million and full fiscal year revenue of $417 million
•Fourth quarter fiscal 2025 GAAP gross margin of 28% and non-GAAP gross margin of 30%; full fiscal year GAAP gross margin of 24% and non-GAAP gross margin of 26%
•Fourth quarter fiscal 2025 subscription revenue of $38 million representing 14% year-over-year growth; full fiscal year subscription revenue of $144 million representing 20% year-over-year growth
•Fourth quarter fiscal 2025 GAAP operating expense of $84 million and non-GAAP operating expense of $52 million, representing 27% and 30% year-over-year reduction; full year fiscal 2025 GAAP operating expense of $354 million and non-GAAP operating expense of $243 million, both representing 26% year-over-year reduction
•ChargePoint guides to first quarter fiscal 2026 revenue of $95 million to $105 million
Campbell, Calif. – March 4, 2025 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading provider of networked solutions for charging electric vehicles (EVs), today reported results for its fourth quarter and full fiscal year ended January 31, 2025.
“We delivered significant sequential improvement in cash usage throughout fiscal 2025," said Mansi Khetani, CFO of ChargePoint. "Cash used for operating activities, a close proxy for our total cash consumption, declined significantly to $3 million in the fourth quarter, down from $31 million in the third quarter. This was due to higher gross margins, lower operating expenses, reduced inventory and other improvements to working capital. ChargePoint’s focus on operational excellence is delivering results."

Fourth Quarter Fiscal 2025 Financial Overview
•Revenue. Fourth quarter revenue was $101.9 million, down 12% from $115.8 million in the prior year’s same quarter. Networked charging systems revenue for the fourth quarter was $52.6 million, down 29% from $74.0 million in the prior year’s same quarter. Subscription revenue was $38.3 million, up 14% from $33.5 million in the prior year’s same quarter.
•Gross Margin. Fourth quarter GAAP gross margin was 28% as compared to 19% in the prior year's same quarter, and non-GAAP gross margin was 30% as compared to 22% in the prior year's same quarter.
•Operating Expenses. Fourth quarter GAAP operating expenses were $83.6 million, down 27% from $115.3 million in the prior year's same quarter. Non-GAAP operating expenses were $52.0 million, down 30% from $74.7 million in the prior year's same quarter.
•Net Income/Loss. Fourth quarter GAAP net loss was $64.6 million, down 32% from $94.7 million in the prior year's same quarter. Non-GAAP pre-tax net loss was $30.2 million, down 41% from $51.6 million in the prior year's same quarter. Non-GAAP Adjusted EBITDA Loss was $17.3 million, down 62% from $45.3 million in the prior year's same quarter.
•Liquidity. As of January 31, 2025, cash and cash equivalents on the balance sheet was $225.0 million, ChargePoint's $150.0 million revolving credit facility remains undrawn and ChargePoint has no debt maturities until 2028.
•Shares Outstanding. As of January 31, 2025, the Company had approximately 456 million shares of common stock outstanding.
Full Fiscal 2025 Financial Overview
•Revenue. For the full year, revenue was $417.1 million, down 18% from $506.6 million in the prior year. Networked charging systems revenue for the full year was $234.8 million, down 35% from $360.8 million in the prior year, and subscription revenue was $144.3 million, up 20% from $120.4 million in the prior year.
•Gross Margin. Full year GAAP gross margin was 24% as compared to 6% in the prior year. Full year non-GAAP gross margin was 26% as compared to 8% in the prior year.

•Operating Expenses. Full year GAAP operating expenses were $353.7 million, down 26% from $480.1 million in the prior year. Non-GAAP operating expenses were $243.4 million, down 26% from $330.0 million in the prior year.
•Net Income/Loss. Full year GAAP net loss was $282.9 million as compared to $457.6 million in the prior year. Full year non-GAAP pre-tax net loss was $159.2 million as compared to $296.7 million in the prior year. Non-GAAP Adjusted EBITDA Loss was $116.5 million as compared to $272.7 million in the prior year.
For reconciliation of GAAP and non-GAAP results, please see the tables below.
Business Highlights
•ChargePoint and General Motors collaborated to accelerate EV charging infrastructure growth in North America, with plans to install hundreds of ultra-fast charging ports at strategic locations across the country in 2025.

•ChargePoint and the Colorado Energy Office announced the completion of six EV fast charging corridors along Colorado highways, doubling the coverage of DC fast charging across the state.

•ChargePoint introduced two innovative solutions to combat EV charger vandalism, including the industry’s first cut-resistant charger cable, and ChargePoint® Protect, an alarm system designed to increase charging station security.
First Quarter of Fiscal 2026 Guidance
For the first fiscal quarter ending April 30, 2025, ChargePoint expects revenue of $95 million to $105 million.
ChargePoint remains committed to its plans of achieving positive non-GAAP Adjusted EBITDA during a quarter in fiscal year 2026.
ChargePoint is not able to present a reconciliation of its forward-looking non-GAAP Adjusted EBITDA goal to the corresponding GAAP measure because certain potential future adjustments, which may be significant and may include, among other items, stock-based compensation expense, are uncertain or out of its control, or cannot be reasonably predicted without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on ChargePoint's GAAP Net Loss.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its fourth quarter and full fiscal year 2025 financial results.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds of thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint press office or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our plans to expand charging infrastructure with General Motors in North America, our projected revenue for the first quarter of fiscal year 2026 and our goal to achieve positive non-GAAP Adjusted EBITDA during a quarter in our fiscal year 2026. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, interest rate volatility, or other events beyond our control on the overall economy which may reduce demand for our products and services, geopolitical events and conflicts, adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, tariffs, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire, integrate or partner with other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs, including auto manufacturers' plans and strategies to transition to predominately manufacture EV and any corresponding increased demand for installation of charging stations; our current dependence on sales of charging stations for the majority of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental policies, rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our ability, and our reliance on our customers, to successfully implement, construct and manage state, federal and local charging infrastructure programs in accordance with the respective terms of such program in order to validly secure and obtain awarded funding and win additional grant opportunities; our ability to successfully partner with third-party charge point operators and identify sufficient suitable locations for the expansion of our charging infrastructure program with General Motors, our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, inventory obsolescence, component shortages and related expense increases; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2024, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items ChargePoint believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, and amortization expense of acquired intangible assets Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees related to the modification of convertible debt.
Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees related to the modification of convertible debt. These amounts reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees related to the modification of convertible debt, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Nandan Amladi
Vice President, Finance and Investor Relations
nandan.amladi@chargepoint.com
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenue
Networked charging systems	$52,620	$74,034	$234,802	$360,822
Subscriptions	38,272	33,510	144,325	120,445
Other	10,997	8,289	37,956	25,372
Total revenue	101,889	115,833	417,083	506,639
Cost of revenue
Networked charging systems	50,199	68,814	223,351	386,149
Subscriptions	17,406	20,099	71,218	73,595
Other	5,584	4,515	21,833	16,777
Total cost of revenue	73,189	93,428	316,402	476,521
Gross profit	28,700	22,405	100,681	30,118
Operating expenses
Research and development	30,415	55,219	141,276	220,781
Sales and marketing	24,514	33,641	130,890	150,186
General and administrative	28,720	26,475	81,514	109,102
Total operating expenses	83,649	115,335	353,680	480,069
Loss from operations	(54,949)	(92,930)	(252,999)	(449,951)
Interest income	1,417	3,435	8,347	9,603
Interest expense	(8,008)	(6,600)	(30,494)	(16,273)
Other income (expense), net	(2,299)	1,165	(3,389)	(1,009)
Net loss before income taxes	(63,839)	(94,930)	(278,535)	(457,630)
Provision for income taxes	805	(183)	4,372	(21)
Net loss	$(64,644)	$(94,747)	$(282,907)	$(457,609)
Net loss per share, basic and diluted	$(0.14)	$(0.23)	$(0.65)	$(1.22)
Weighted average shares outstanding, basic and diluted	447,583,115	419,185,407	433,489,800	375,529,883

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	January 31, 2025	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$224,571	$327,410
Restricted cash	400	30,400
Accounts receivable, net	95,906	124,049
Inventories	209,262	198,580
Prepaid expenses and other current assets	36,435	62,244
Total current assets	566,574	742,683
Property and equipment, net	35,361	42,446
Intangible assets, net	66,175	80,555
Operating lease right-of-use assets	14,680	15,362
Goodwill	207,540	213,750
Other assets	7,845	8,567
Total assets	$898,175	$1,103,363
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$64,050	$71,081
Accrued and other current liabilities	124,679	159,104
Deferred revenue	105,017	99,968
Total current liabilities	293,746	330,153
Deferred revenue, noncurrent	134,198	131,471
Debt, noncurrent	300,395	283,704
Operating lease liabilities	15,267	17,350
Deferred tax liabilities	12,036	11,252
Other long-term liabilities	10,903	1,757
Total liabilities	766,545	775,687
Stockholders' equity:
Common stock	46	42
Additional paid-in capital	2,054,296	1,957,932
Accumulated other comprehensive loss	(25,433)	(15,926)
Accumulated deficit	(1,897,279)	(1,614,372)
Total stockholders' equity	131,630	327,676
Total liabilities and stockholders' equity	$898,175	$1,103,363

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended January 31,
	2025	2024
Cash flows from operating activities
Net loss	$(282,907)	$(457,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,192	28,486
Non-cash operating lease cost	3,535	4,343
Stock-based compensation	75,651	117,327
Amortization of deferred contract acquisition costs	3,207	2,859
Inventory impairment	—	70,000
Non-cash interest expense	21,611	—
Reserves and other	26,556	8,439
Changes in operating assets and liabilities:
Accounts receivable, net	17,371	36,510
Inventories	(17,048)	(173,661)
Prepaid expenses and other assets	2,274	7,002
Accounts payable, operating lease liabilities, and accrued and other liabilities	(35,631)	(5,466)
Deferred revenue	9,242	32,829
Net cash used in operating activities	(146,947)	(328,941)
Cash flows from investing activities
Purchases of property and equipment	(12,073)	(19,424)
Maturities of investments	—	105,000
Net cash provided by (used in) investing activities	(12,073)	85,576
Cash flows from financing activities
Debt issuance costs related to the revolving credit facility	—	(2,882)
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	10,507	12,054
Proceeds from issuance of common stock in connection with ATM offerings, net of issuance costs	10,214	287,198
Change in driver funds and amounts due to customers	7,817	13,691
Settlement of contingent earnout liability	—	(3,537)
Net cash provided by financing activities	28,538	306,524
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,357)	89
Net decrease in cash, cash equivalents, and restricted cash	(132,839)	63,248
Cash, cash equivalents, and restricted cash at beginning of period	357,810	294,562
Cash, cash equivalents, and restricted cash at end of period	$224,971	$357,810

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended January 31, 2025		Three Months Ended January 31, 2024		Twelve Months Ended January 31, 2025		Twelve Months Ended January 31, 2024
Cost of Revenue:
GAAP cost of revenue (as a percentage of revenue)	$73,189	72%	$93,428	81%	$316,402	76%	$476,521	94%
Stock-based compensation expense	(1,233)		(1,375)		(5,102)		(6,154)
Amortization of intangible assets	(748)		(770)		(3,049)		(3,061)
Restructuring costs (1)	—		(632)		(960)		(1,628)
Non-GAAP cost of revenue (as a percentage of revenue)	$71,208	70%	$90,651	78%	$307,291	74%	$465,678	92%

Gross Profit:
GAAP gross profit (gross margin as a percentage of revenue)	$28,700	28%	$22,405	19%	$100,681	24%	$30,118	6%
Stock-based compensation expense	1,233		1,375		5,102		6,154
Amortization of Intangible Assets	748		770		3,049		3,061
Restructuring costs (1)	—		632		960		1,628
Non-GAAP gross profit (gross margin as a percentage of revenue)	$30,681	30%	$25,182	22%	$109,792	26%	$40,961	8%

Operating Expenses:
GAAP research and development (as a percentage of revenue)	$30,415	30%	$55,219	48%	$141,276	34%	$220,781	44%
Stock-based compensation expense	(8,186)		(11,131)		(37,050)		(50,935)
Restructuring costs (1)	—		(7,540)		(2,867)		(11,722)
Non-GAAP research and development (as a percentage of revenue)	$22,229	22%	$36,548	32%	$101,359	24%	$158,124	31%

GAAP sales and marketing (as a percentage of revenue)	$24,514	24%	$33,641	29%	$130,890	31%	$150,186	30%
Stock-based compensation expense	(1,453)		(5,541)		(15,875)		(22,934)
Amortization of intangible assets	(2,207)		(2,286)		(9,036)		(9,079)
Restructuring costs (1)	—		(500)		(5,067)		(1,843)
Non-GAAP sales and marketing (as a percentage of revenue)	$20,854	20%	$25,314	22%	$100,912	24%	$116,330	23%

GAAP general and administrative (as a percentage of revenue)	$28,720	28%	$26,475	23%	$81,514	20%	$109,102	22%
Stock-based compensation expense	(3,696)		(7,345)		(17,624)		(37,314)
Restructuring costs	—		(3,981)		(933)		(13,061)
Other adjustments (2)	(16,085)		(2,279)		(21,814)		(3,172)
Non-GAAP general and administrative (as a percentage of revenue)	$8,939	9%	$12,870	11%	$41,143	10%	$55,555	11%

GAAP Operating Expenses (as a percentage of revenue)	$83,649	82%	$115,335	100%	$353,680	85%	$480,069	95%
Stock-based compensation expense	(13,335)		(24,017)		(70,549)		(111,183)
Amortization of intangible assets	(2,207)		(2,286)		(9,036)		(9,079)
Restructuring costs (1)	—		(12,021)		(8,867)		(26,626)
Other adjustments (2)	(16,085)		(2,279)		(21,814)		(3,172)
Non-GAAP Operating Expenses (as a percentage of revenue)	$52,022	51%	$74,732	65%	$243,414	58%	$330,009	65%

	Three Months Ended January 31, 2025		Three Months Ended January 31, 2024		Twelve Months Ended January 31, 2025		Twelve Months Ended January 31, 2024
Net Loss:
GAAP net loss (as a percentage of revenue)	$(64,644)	(63)%	$(94,747)	(82)%	$(282,907)	(68)%	$(457,609)	(90)%
Stock-based compensation expense	14,568		25,392		75,651		117,337
Amortization of intangible assets	2,955		3,056		12,085		12,140
Restructuring costs (1)	—		12,653		9,827		28,254
Other adjustments (2)	16,085		2,279		21,814		3,172
Non-GAAP net loss (as a percentage of revenue)	$(31,036)	(30)%	$(51,367)	(44)%	$(163,530)	(39)%	$(296,706)	(59)%
Provision for income taxes	805		(183)		4,372		(21)
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(30,231)	(30)%	$(51,550)	(45)%	$(159,158)	(38)%	$(296,727)	(59)%
Depreciation	4,032		4,270		17,107		16,345
Interest income	(1,417)		(3,435)		(8,347)		(9,603)
Interest expense	8,008		6,600		30,494		16,273
Other expense (income), net	2,299		(1,165)		3,389		1,009
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(17,309)	(17)%	$(45,280)	(39)%	$(116,515)	(28)%	$(272,703)	(54)%

(1)Consists of restructuring costs for severances and employment-related termination costs, and facility and other contract terminations.
(2)Consists of non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees related to the modification of the convertible debt.